UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2018 (December 21, 2018)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

9 West 57th Street, Suite 4920
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 21, 2018, Business Development Corporation of America (the “Company”), through a wholly-owned, consolidated special purpose financing subsidiary, BDCA Funding I, LLC, entered into an amendment (the “Amendment”) to its revolving credit facility with the Company, as the servicer, Wells Fargo Bank, National Association, as the administrative agent, and U.S. Bank as collateral agent, account bank and collateral custodian (as amended from time to time, the “Wells Fargo Credit Facility”). The Amendment increases the size of the Wells Fargo Credit Facility from $520.0 to $545.0 million.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description of the Amendment contained in this Form 8-K is qualified in its entirety by reference to the foregoing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

10.1	Amendment No. 13 to Loan and Servicing Agreement, dated as of December 21, 2018, by and among BDCA Funding I, LLC, the Company, Wells Fargo Bank, National Association, each of the Lenders and Lender Agents party thereto and U.S. Bank National Association (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: December 26, 2018	By:	/s/ Corinne D. Pankovcin
Name: Corinne D. Pankovcin
Title: Chief Financial Officer and Treasurer